EXHIBIT 23.2

                   [Letterhead of Stonefield Josephson, Inc.]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Roex, Inc.
Irvine, California

We hereby consent to the use in the Prospectus constituting a part of the Pre-Effective Amendment No. 3 of Registration Statement No. 333-92299 on Form SB-2, of our report dated January 19, 2000, relating to the financial statements of Roex, Inc. as of December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus and the Pre-Effective Registration Statement No. 333-92299.

STONEFIELD JOSEPHSON, INC.

/s/ Stonefield Josephson, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
September 28, 2000